Exhibit 5

WHITE & CASE LLP
1155 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10036
(212) 819-8200

November 6, 2003

Amerada Hess Corporation
1185 Avenue of the Americas
New York, New York 10036

Dear Sirs:

          We refer to the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in the form in which it is to be filed today by Amerada Hess Corporation, a Delaware corporation (“Hess”), with the Securities and Exchange Commission (the “Commission”), relating to up to $1,500,000,000 aggregate principal amount or initial offering price of Hess’s (i) (A) debt securities consisting of debentures, notes or other unsecured evidences of indebtedness to be issued from time to time pursuant to the terms of the indenture dated as of October 1, 1999 between Hess and JPMorgan Chase Bank (formerly known as the Chase Manhattan Bank), as trustee, or (B) debt securities or convertible debt securities consisting of debentures, notes or other unsecured evidences of indebtedness to be issued from time to time pursuant to the terms of the indenture dated as of November 5, 2003 between Hess and JPMorgan Chase Bank, as trustee, each filed as an exhibit to the Registration Statement (each, an “Indenture” and all such debt securities “Debt Securities”); (ii) shares of its preferred stock or convertible preferred stock, $1.00 par value per share, (collectively, the “Preferred Stock”) the specific titles, rights and terms of which will be set forth in a Certificate of Designation (“Certificate of Designation”); (iii) shares of its common stock, $1.00 par value per share (the “Common Stock”); and (iv) warrants to purchase such securities of Hess as shall be designated by Hess pursuant to the terms of Warrant Agreements (the “Warrants”), forms of which are being filed as exhibits to the Registration Statement (“Warrant Agreements”). The Debt Securities, Preferred Stock, Common Stock and Warrants referred to in the preceding sentence are herein collectively referred to as the “Securities” and will be offered on a delayed basis pursuant to the provisions of Rule 415 under the Securities Act. The Securities are to be sold to or through underwriters, to other purchasers or through agents. The issuance and terms of the Securities to be offered and sold by Hess are to be authorized and approved and the manner of sale is to be determined in additional proceedings proposed to be taken by Hess’s Board of Directors or a committee thereof.

          In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

i.	The Registration Statement;

ii.	The Indenture filed as exhibit 4.1 to the Registration Statement;

iii.	The Indenture filed as exhibit 4.2 to the Registration Statement;

iv.	The Restated Certificate of Incorporation of Hess (the “Certificate of Incorporation”);

v.	The Amended and Restated By-Laws of Hess as currently in effect (the “By-Laws”); and

vi.	Certain resolutions adopted to date by the Board of Directors of Hess (the “Board of Directors”), relating to the Securities.

          We have also examined the originals, or photostatic or certified copies, of such other records of Hess, certificates of officers of Hess and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of officers of Hess and statements and information furnished by officers of Hess with respect to the accuracy of material factual matters contained therein which were not independently established. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

1.	With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) any applicable supplement to such Indenture is duly authorized, executed and delivered by the trustee named therein and any Debt Securities that may be issued are executed in accordance with the Indenture by duly authorized officers of such trustee; (iii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by Hess and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of Hess have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon Hess and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Hess and the applicable trustee; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and delivered upon payment of the agreed-upon consideration therefor, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be valid and binding obligations of Hess, enforceable against Hess in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.	With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by Hess and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of Hess have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Delaware law and the Certificate of Incorporation; (v) the filing of the applicable Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the applicable Certificate of Designation, and the By-Laws so as not to violate any applicable, law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon Hess and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Hess; and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and duly issued and sold in the applicable form in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, other Preferred Stock or Warrants), when issued or sold in accordance with the applicable Certificate of Designation and the underwriting agreement or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

3.	With respect to any offering of Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by Hess and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Common Stock and related matters; (v) the terms of the Offered Common Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the By-Laws of Hess so as not to violate any applicable law, the Cerficiate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon Hess and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Hess; and (vi) certificates representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

4.	With respect to any series of Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by Hess and the other parties thereto; (iv) the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto and does not violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon Hess and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Hess; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of Hess have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters;

(vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon Hess and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Hess; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be valid and binding obligations of Hess, enforceable against Hess in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/WHITE & CASE LLP

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